                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                      JONES INTERNATIONAL NETWORKS, LTD.

     The undersigned, who is eighteen years of age or older, hereby establishes a corporation, pursuant to the Colorado Business Corporation Act, as amended, and adopts the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------

     The name of the corporation is Jones International Networks, Ltd. (the "Corporation").

                                   ARTICLE II
                                   ----------

     The nature of the business or purposes of the Corporation is to engage in the transaction of all lawful business and to pursue any other lawful purpose or purposes for which a corporation may be organized under the laws of the State of Colorado. The Corporation shall have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned. The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers that may now or hereafter be allowed or permitted by law.

                                  ARTICLE III
                                  -----------

     The period of duration of the Corporation shall be perpetual.

                                   ARTICLE IV
                                   ----------

     The street address of the initial registered office of the Corporation shall be 9697 E. Mineral Avenue, Englewood, Colorado 80112. The name of the initial registered agent of the Corporation at such address shall be Elizabeth
M. Steele.

                                   ARTICLE V
                                   ---------

     The address of the initial principal office of the Corporation shall be 9697 E. Mineral Avenue, Englewood, Colorado 80112.

                                   ARTICLE VI
                                   ----------

     6.1. Authorized Shares.  The total number of shares of capital stock that
          -----------------
the Corporation shall have authority to issue is 51,785,120 shares, consisting of two classes of capital stock:

          (a) 50,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares"); and

          (b) 1,785,120 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"; and, together with the Class A Shares, the "Common Shares").

     6.2. Designations, Preferences, etc.  The designations, preferences,
          -------------------------------
powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth in Article VII.

                                  ARTICLE VII
                                  -----------

     7.1. Identical Rights.  Except as herein otherwise expressly provided in
          ----------------
this Article VII, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

     7.2. Dividends.
          ---------

          (a) When, as and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends. The Board of Directors of the Corporation may declare either (i) a dividend payable solely in Class A Shares to holders of both Class A Shares and Class B Shares, or (ii) a dividend payable solely in Class B Shares to holders of both Class A Shares and Class B Shares.

          (b) Dividends payable under this Paragraph 7.2 shall be paid to the holders of record of the outstanding Common Shares as their name shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 7.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

          (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

     7.3. Stock Splits.  Except as otherwise provided by Paragraph 7.2(a) above,
          ------------
the Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

     7.4. Voting Rights.
          -------------

          (a) On all matters submitted to the shareholders not requiring a class vote under applicable Colorado law, the holders of the Common Shares shall vote as a single class, with each Class A Share entitled to one vote and each Class B Share entitled to ten votes, except with respect to the election of the members of the Board of Directors for which there shall be class voting as described in subparagraph (b) below.

          (b) With respect to the election of directors, the holders of the Class A Shares, voting as a separate voting group, shall be entitled to elect that number of directors which constitutes 25% of the total membership of the Board of Directors; and if such 25% is not a whole number, then the holders of the Class A Shares shall be entitled to elect the nearest higher whole number of directors which constitutes 25% of such membership. The holders of the Class B Shares, voting as a separate voting group, shall be entitled to elect the remaining directors.

          (c) With respect to the removal of directors, the holders of the Class A Shares, voting as a separate voting group, shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of the Class A Shares; and the holders of the Class B Shares, voting as a separate voting group, shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of the Class B Shares.

          (d) Any vacancy occurring in the Board of Directors created by the death, resignation or removal of any director, whether elected by the holders of the Class A Shares or the Class B Shares, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless the remaining directors elect to call a special meeting of the shareholders for the purpose of filling such vacancy. If permitted by the bylaws of the Corporation, the Board of Directors may increase the number of directors, and any vacancy so created may be filled by the Board of Directors; provided that unless the conditions set forth in subparagraph (e) below exist in respect of the next previous meeting of shareholders at which directors have been elected, the number of directors may be so increased by the Board of Directors only to the extent that 25% of the enlarged board shall consist of directors elected by the holders of the Class A Shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Class A Shares. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and has qualified.

          (e) The Class A Shares shall not have the right to elect directors set forth in subparagraph (b) above if, on the record date for any meeting of shareholders at which directors are to be elected, the number of issued and outstanding Class A Shares (exclusive of any such shares held as treasury stock) is less than 10% of the aggregated number of issued and outstanding Class A Shares and Class B Shares (exclusive of any such shares held as treasury stock). In such event, all directors to be elected at such meeting shall be elected by holders of Class A Shares and Class B Shares voting together as a single class, provided that with respect to said election the holders of Class A Shares shall have one vote for each share and the holders of Class B Shares shall have ten votes for each share.

     7.5. No Preemptive or Subscription Rights.  No holder of Common Shares
          ------------------------------------
shall be entitled to preemptive or subscription rights.

     7.6  Conversion of Class B Shares.  At any time, and from time-to-time, a
          ----------------------------
holder of shares of Class B shall be entitled to convert Class B Shares to Class A Shares on a share for share basis. As promptly as practicable after the surrender of any Class B Shares for conversion and the receipt of a conversion notice relating thereto, the Corporation shall deliver or cause to be delivered at said office or agency, to or upon the written order of the holder of the Class B Shares so surrendered, a certificate or certificates representing the number of fully paid and nonassessable Class A Shares into which such Class B Shares (or portions thereof) may be converted in accordance with the provisions of this Section 7.6, registered in such name or names as are specified in the conversion notice. In case any Class B Shares shall be surrendered for partial conversion, the Corporation shall deliver or cause to be delivered a certificate or certificates representing the unconverted portion of the surrendered Class B Shares. Such conversion shall be deemed to have been effected at the close of business on the date when such Class B Shares shall have been surrendered for conversion together with the conversion notice, so that the rights of the holder of such Class B Shares as such holder shall cease at such time and the person or persons entitled to receive the Class A Shares upon conversion of such Class B Shares shall be treated for all purposes as having becoming the record holder or holders of such Class A Shares at such time; provided, however, that no such
                                             --------  -------
surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the Class A Shares upon such conversion as the record holder or holders of such Class A Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Class A Shares as the record holder or holders thereof for all purposes at the opening of business on the next succeeding business day on which such stock transfer books are open.

                                  ARTICLE VIII
                                  ------------

     The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation from time to time and at any time in the manner now or hereafter prescribed in these Articles of Incorporation and by the laws of the State of Colorado, and all rights herein conferred upon shareholders are granted subject to such reservation.

                                   ARTICLE IX
                                   ----------

     Any action proposed to be taken by the shareholders which, but for this
Article IX, would require a greater vote under the Colorado Business Corporation Act, as amended from time to time, may be taken by a majority of the votes to which the then outstanding shares, or any class or series thereof, are entitled.

                                   ARTICLE X
                                   ---------

     10.1. The business and affairs of the Corporation shall be managed by a board of directors, the members of which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose.

     10.2. The initial board of directors shall consist of the following three members, who shall serve until the first annual meeting of shareholders and until his successor shall be elected and qualified.

     DIRECTOR                      ADDRESS
     --------                      -------

     Glenn R. Jones                9697 E. Mineral Avenue Englewood,
                                   Colorado  80112

     Gregory J. Liptak             9697 E. Mineral Avenue Englewood,
                                   Colorado  80112

     Jay B. Lewis                  9697 E. Mineral Avenue Englewood,
                                   Colorado  80112

     10.3. The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director .

                                  ARTICLE XI
                                  ----------

       Shareholders of the Corporation shall not have cumulative voting rights.

                                  ARTICLE XII
                                  -----------

       The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     12.1.  Conflicting Interest Transactions.  As used in this paragraph,
            ---------------------------------
"conflicting interest transaction" means any of the following: (i) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or
(iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or any entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose, so long as such transaction satisfies one or more of the conditions set forth in Section 7-108-501(2) of the Colorado Business Corporation Act. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     12.2.    Indemnification.  The Corporation shall indemnify, to the maximum
              ---------------
extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he or she is or was a director, officer, agent, fiduciary or employee of the Corporation or because he or she is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Corporation's request. The Corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     12.3.    Limitation of Director's Liability.  No director of the
              ----------------------------------
Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for: (i) any breach of the directors' duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Section 7-106-401 of the Colorado Business Corporation Act or the articles of incorporation if it is established that the director did not perform his or her duties in compliance with Section 7-108-401 of the Colorado Business Corporation Act, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Section 7-106-401 of the Colorado Business Corporation Act or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. If the Colorado Business Corporation Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Nothing contained herein will be construed to deprive any director of his or her right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he or she may have for contribution from any other director or other person.

          12.4.    Negation of Equitable Interests in Shares or Rights.  Unless
                   ---------------------------------------------------
a person is recognized as a shareholder through procedures established by the Corporation pursuant to Section 7-107-204 of the Colorado Business Corporation Act or any similar law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other persons, including without limitation a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

                                 ARTICLE XIII
                                 ------------

     The name and address of the incorporator are:

     Elizabeth M. Steele      9697 E. Mineral Avenue Englewood, Colorado 80112

     Executed this 28th day of May, 1998.

                                   /s/ Elizabeth M. Steele
                                   ---------------------------
                                   Elizabeth M. Steele
                                   Incorporator

     I hereby consent to my appointment as the initial registered agent for Jones International Networks, Ltd.

                                   /s/ Elizabeth M. Steele
                                   ---------------------------
                                   Elizabeth M. Steele